April 5, 2012

FOR IMMEDIATE RELEASE

HDS International Provides Comment on Unusual Market Activity

PROVIDENCE, RI, April 5, 2012 /PRNewswire via COMTEX/ -- HDS International Corp. (OTCQB:  HDSI), a provider of carbon capture, biosequestration and algae biomass production systems and other high-value eco-sustainability solutions, today confirmed that in view of the unusual market activity in shares of common stock of the Company, the Company is not in possession of any material information that has not been disclosed to the public in reports filed with the U.S. Securities and Exchange Commission which could account for the recent trading activity in the Company’s shares.

About HDS International Corp.
HDS International Corp. (OTCQB:  HDSI), based in Providence, RI, is a green technology company providing carbon capture and sequestration solutions, as well as industrial, open-water algae biomass production solutions for the production of renewable energy, carbon elimination, and other bioproducts.  Our licensed technologies provide us with an attractive strategic position and competitive advantages within our markets, which include renewable energy and environmental and eco-sustainability.

Forward-Looking Statements
Statements included in this update that are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements". Forward-looking statements may be identified by words including "anticipate," "believe," "intends," "estimates," "expect," and similar expressions. The Company cautions readers that forward-looking statements including, without limitation, those relating to the Company's future business prospects are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to factors such as those relating to economic, governmental, technological, and other risks and factors identified from time to time in the Company's reports filed with the SEC.

HDS International Corp.

CONTACT INFORMATION
401-400-0028
info@hdsicorp.com
http://www.hdsicorp.com